THE ALLIANCEBERNSTEIN POOLING PORTFOLIOS

                                 AMENDMENT NO. 2

                       AGREEMENT AND DECLARATION OF TRUST


          The undersigned, being at least a majority of the duly elected and qualified Trustees of The AllianceBernstein Pooling Portfolios, a Massachusetts business trust, created and existing under an Agreement and Declaration of Trust dated November 11, 2004, as amended (the "Agreement"), a copy of which is on file in the Office of the Secretary of State of The Commonwealth of Massachusetts, do hereby direct that this Amendment No. 2 be filed with the Secretary of State of The Commonwealth of Massachusetts and do hereby amend to read in its entirety the first sentence of Section 6 of Article III of the Agreement as follows:

           "Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, each of the following Series and classes shall be, and is hereby, established and designated: AllianceBernstein U.S. Value Portfolio, AllianceBernstein U.S. Large Cap Growth Portfolio, AllianceBernstein Global Real Estate Investment Portfolio, AllianceBernstein International Value Portfolio, AllianceBernstein International Growth Portfolio, AllianceBernstein Short Duration Bond Portfolio, AllianceBernstein Intermediate Duration Bond Portfolio, AllianceBernstein Inflation Protected Securities Portfolio, AllianceBernstein High-Yield Portfolio, AllianceBernstein Small-Mid Cap Value Portfolio and AllianceBernstein Small-Mid Cap Growth Portfolio, which each such Series may issue from time to time, shall be, and are hereby, established and designated, which classes shall have the respective rights and preferences as may be determined from time to time by the Trustees."


           The foregoing amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument, and shall become effective as of the time it is filed with the Secretary of State of The Commonwealth of Massachusetts.


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           IN WITNESS WHEREOF, the undersigned have signed this amendment as of the date set forth below.


           /s/ Ruth Block
           ----------------------------                       Date: May 12, 2004
           Ruth Block


           /s/ David H. Dievler
           ----------------------------                       Date: May 12, 2004
           David H. Dievler


           /s/ John H. Dobkin
           ----------------------------                       Date: May 12, 2004
           John H. Dobkin



           ----------------------------                       Date:
           Michael J. Downey


           /s/ William H. Foulk, Jr.
           ----------------------------                       Date: May 12, 2004
           William H. Foulk, Jr.


           ----------------------------                       Date:
           Marc O. Mayer